EX-99.(h)12

AMENDMENT TO
TRANSFER AGENCY AGREEMENT

        AMENDMENT made as of this 1st day of May, 2001, by and between JNL Series Trust, a Massachusetts business trust (the “Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

WITNESSETH

        WHEREAS, the Trust and JNAM entered into a Transfer Agency Agreement (the “Agreement”) dated January 31, 2001; and

        WHEREAS, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate series (“Series”) of the Trust and the owners of record thereof; and

        WHEREAS, the Series in existence on the date of the Agreement ("Current Portfolios") are set forth in the Agreement; and

        WHEREAS, the Trust desires to add two Series to the Current Portfolios; and

        WHEREAS, JNAM has agreed to render the services set forth in the Agreement to these additional Series.

        NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

  Agreement.The Agreement shall be amended to include JNL/Oppenheimer Global Growth Series and JNL/Oppenheimer Growth Series in the definition of "Current Portfolios."

  Exhibit A. Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated May 1, 2001, attached hereto.

        IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

ATTEST:	JNL SERIES TRUST

/s/ Ellen M. Baird	By: /s/ Mark D. Nerud
Mark D. Nerud
Vice President and Assistant Treasurer

ATTEST:	JACKSON NATIONAL ASSET MANAGEMENT, LLC

/s/ Ellen M. Baird	By: /s/ Susan S. Rhee
Susan S. Rhee
Secretary

EXHIBIT A

Dated May 1, 2001

JNL/Alger Growth Series
JNL/Alliance Growth Series
JNL/Eagle Core Equity Series
JNL/Eagle SmallCap Equity Series
JNL/J.P. Morgan Enhanced S&P 500 Stock Index Series
JNL/J.P. Morgan International & Emerging Markets Series
JNL/Janus Aggressive Growth Series
JNL/Janus Capital Growth Series
JNL/Janus Global Equities Series
JNL/Janus Balanced Series
JNL/Janus Growth & Income Series
JNL/PIMCO Total Return Bond Series
JNL/Putnam Growth Series
JNL/Putnam Value Equity Series
JNL/Putnam International Equity Series
JNL/Putnam Midcap Growth Series
JNL/S&P Conservative Growth Series I
JNL/S&P Moderate Growth Series I
JNL/S&P Aggressive Growth Series I
JNL/S&P Very Aggressive Growth Series I
JNL/S&P Equity Growth Series I
JNL/S&P Equity Aggressive Growth Series I
JNL/S&P Conservative Growth Series II
JNL/S&P Moderate Growth Series II
JNL/S&P Aggressive Growth Series II
JNL/S&P Very Aggressive Growth Series II
JNL/S&P Equity Growth Series II
JNL/S&P Equity Aggressive Growth Series II
JNL/S&P Aggressive Growth Series
JNL/S&P Conservative Growth Series
JNL/S&P Moderate Growth Series
Lazard/JNL Small Cap Value Series
Lazard/JNL Mid Cap Value Series
PPM America/JNL Balanced Series
PPM America/JNL High Yield Bond Series
PPM America/JNL Money Market Series
JNL/Oppenheimer Global Growth Series
JNL/Oppenheimer Growth Series
Salomon Brothers/JNL Balanced Series
Salomon Brothers/JNL Global Bond Series
Salomon Brothers/JNL High Yield Bond Series
Salomon Brothers/JNL U.S. Government & Quality Bond Series
T. Rowe Price/JNL Established Growth Series
T. Rowe Price/JNL Mid-Cap Growth Series
T. Rowe Price/JNL Value Series